Exhibit 23.1



                 Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement No. 333-32109 (Form S-4) and related prospectus of Sovereign Bancorp, Inc. and Sovereign Capital Trust I for the registration of $100,000,000 aggregate liquidation amount of subordinated capital income securities, $100,000,000 aggregate principal amount of junior subordinated deferrable interest debentures, and subordinated capital security guarantee and to the incorporation therein by reference of our reports (a) dated January 17, 1997, with respect to the consolidated financial statements of Sovereign Bancorp, Inc incorporated therein by reference in its Annual Report
(Form 10-K) for the year ended December 31, 1996, and (b) dated May 27, 1997, with respect to the supplemental consolidated financial statements included in its Current Report on Form 8-K dated June 17, 1997, both filed with the Securities and Exchange Commission.


Reading, Pennsylvania              Ernst & Young LLP
August 26, 1997